Exhibit 10.1

FIRST AMENDMENT TO LOAN AND PLEDGE AGREEMENT

This FIRST AMENDMENT TO LOAN AND PLEDGE AGREEMENT (this “Amendment”) is dated as of March 17, 2017 (“First Amendment Date”) by and between (i) ENERGY RECOVERY, INC., a Delaware corporation (“Borrower”), and (ii) CITIBANK, N.A., a national banking association (“Citibank” or “Lender”).

RECITALS

A.     Pursuant to that certain Loan and Pledge Agreement dated as of January 27, 2017, by and between Lender and Borrower (the “Loan Agreement”), Lender made available to Borrower a committed revolving line of credit in the amount of Sixteen Million Dollars ($16,000,000) and an uncommitted revolving line of credit in the amount of Four Million Dollars ($4,000,000). All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

B.     Borrower has requested, and Lender has agreed, to (i) increase the amount of permitted indebtedness allowable for the issuance of cash secured letters of credit from Four Million One Hundred Thousand Dollars ($4,100,000) to Five Million One Hundred Thousand Dollars ($5,100,000), and (ii) modify the Revolving Credit Loan to add a Prime Rate option, in each case subject to the terms and conditions set forth herein below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Loan Documents as follows:

1.     Modification of Loan Agreement. The Loan Agreement is hereby modified as provided below.

(a)     Section 1.1 of the Loan Agreement is amended by adding the following definitions in their appropriate alphabetical order:

“Base Rate Advance” means an Advance that bears interest as provided in Section 4.1(a).

“Convert,” “Conversion” and “Converted” each refers to conversion of Advances of one Type into Advances of another Type pursuant to Section 2.2(c).

“LIBOR Rate Advance” means an Advance that bears interest as provided in Section 4.1(b).

“Notice of Continuation/Conversion” has the meaning specified in Section 2.2(b).

(b)     Section 1.1 of the Loan Agreement is further amended by amending and restating the following definitions as follows:

“Advance” means a Base Rate Advance or a LIBOR Rate Advance of funds made by Lender to Borrower under the Revolving Credit Loan.

“Interest Period” means the period commencing on the date of a Borrowing or a Continuation of a LIBOR Rate Advance and ending one (1), two (2), three (3) or six (6) months thereafter as selected by Borrower; provided, however, that (i) Borrower may not select any Interest Period that ends after the Termination Date; (ii) whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, except that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the next preceding Business Day; and (iii) if there is no corresponding date of the month that is one (1), two (2), three (3) or six (6) months, as the case may be, after the first day of an Interest Period, such Interest Period shall end on the last Business Day of such first, second, third or sixth month, as the case may be.

“Type” means a Base Rate Advance or a LIBOR Rate Advance.

(c)     Section 1.1 of the Loan Agreement is further amended by deleting the definition of “Adjusted Base Rate” appearing therein.

(d)     Section 2.2 of the Loan Agreement is amended and restated as follows:

“(a)     Each Advance under the Revolving Credit Loan (each, a ‘Borrowing’) shall be made on notice, given not later than 12:00 Noon (New York time) on the third Business Day prior to the date of the proposed Borrowing in the case of a LIBOR Rate Advance, and not later than 12:00 Noon (New York time) on the date of the proposed Borrowing in the case of a Base Rate Advance, by Borrower to Lender. Unless otherwise agreed in writing by Lender, each such notice of a Borrowing shall be by telephone, confirmed immediately in writing (by telecopier, e-mail or otherwise as permitted hereunder), substantially in the form of Exhibit C (a ‘Notice of Borrowing’), specifying therein the requested (i) date of such Borrowing, (ii) Type of Advance comprising such Borrowing, (iii) aggregate principal amount of such Borrowing, and (iv) the Interest Period, in the case of a LIBOR Rate Advance. Each Borrowing (including any Conversion or Continuation) shall be in an amount equal to One Million Dollars ($1,000,000) or a whole multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof.

(b)     With respect to any Borrowing consisting of a LIBOR Rate Advance, Borrower may, subject to the provisions of Section 2.2(d) and so long as all the conditions set forth in Article V have been fulfilled, elect to maintain such Borrowing or any portion thereof as a LIBOR Rate Advance by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the Interest Period then ending. Each selection of a new Interest Period (a ‘Continuation’) shall be made by notice given not later than 12:00 Noon (New York time) on the third Business Day prior to the date of any such Continuation by Borrower to Lender. Unless otherwise agreed in writing by Lender, such notice by Borrower of a Continuation shall be by telephone, confirmed immediately in writing (by telecopier, e-mail or otherwise as permitted hereunder), substantially in the form of Exhibit C-I (a ‘Notice of Continuation/Conversion’), specifying whether the Advance subject to the requested Continuation comprises part (or all) of the Revolving Credit Loan and the requested (i) date of such Continuation, (ii) Interest Period and (iii) aggregate amount of the Advance subject to such Continuation, which shall comply with all limitations on the Advances hereunder. Unless, on or before 12:00 Noon (New York time) of the third Business Day prior to the expiration of an Interest Period, Lender shall have received a Notice of Continuation/Conversion from Borrower for the entire Borrowing consisting of the LIBOR Rate Advance outstanding during such Interest Period, any amount of such Advance comprising such Borrowing remaining outstanding at the end of such Interest Period (or any unpaid portion of such Advance not covered by a timely Notice of Continuation/Conversion) shall, upon the expiration of such Interest Period, be Converted to a Base Rate Advance.

(c)     Borrower may on any Business Day upon giving a Notice of Continuation/Conversion to Lender, and subject to the provisions of Section 2.4(d), Convert the entire amount of or a portion of an Advance of one Type into an Advance of another Type; provided, however, that any Conversion of a LIBOR Rate Advance into a Base Rate Advance shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Advance. Each such Notice of Conversion shall be given not later than 12:00 Noon (New York time) on the Business Day prior to the date of any proposed Conversion into a Base Rate Advance and on the third Business Day prior to the date of any proposed Conversion into a LIBOR Rate Advance. Subject to the restrictions specified above, each Notice of Continuation/Conversion shall be by telephone, confirmed immediately in writing (by telecopier or otherwise as permitted hereunder), specifying (i) the requested date of such Conversion, (ii) the Type of Advance to be Converted, (iii) the requested Interest Period, in the case of a Conversion into a LIBOR Rate Advance, and (iv) the amount of such Advance to be Converted.

(d)     Anything in subsection (b) or (c) above to the contrary notwithstanding,

(i)     if, at least one (1) Business Day before the date of any requested LIBOR Rate Advance, the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for Lender or any of its Affiliates to perform its obligations hereunder to make a LIBOR Rate Advance or to fund or maintain a LIBOR Rate Advance hereunder (including in the case of a Continuation or a Conversion), Lender shall promptly give written notice of such circumstance to Borrower, and the right of Borrower to select a LIBOR Rate Advance for such Borrowing or any subsequent Borrowing (including a Continuation or a Conversion) shall be suspended until the circumstances causing such suspension no longer exist, and any Advance comprising such requested Borrowing shall be a Base Rate Advance;

(ii)     if, at least one (1) Business Day before the first day of any Interest Period, Lender is unable to determine the LIBOR Rate for LIBOR Rate Advances comprising any requested Borrowing, Continuation or Conversion, Lender shall promptly give written notice of such circumstance to Borrower, and the right of Borrower to select or maintain LIBOR Rate Advances for such Borrowing or any subsequent Borrowing shall be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and any Advance comprising such Borrowing shall be a Base Rate Advance;

(iii)     if Lender shall, at least one (1) Business Day before the date of any requested Borrowing or Continuation of, or Conversion into, a LIBOR Rate Advance, notify Borrower that the LIBOR Rate for Advances comprising such Borrowing, Continuation or Conversion will not adequately reflect the cost to Lender of making or funding Advances for such Borrowing, the right of Borrower to select LIBOR Rate Advances shall be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and any Advance comprising such Borrowing shall be a Base Rate Advance;

(e)     Each Notice of Borrowing, Notice of Continuation and Notice of Conversion shall be irrevocable and binding on Borrower. Borrower agrees to indemnify Lender against any loss, cost or expense incurred by Lender as a result of (i) default by Borrower in making a Borrowing of, Conversion into or Continuation of a LIBOR Rate Advance after Borrower has given notice requesting the same, (ii) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Rate Advance or (iii) the making of a payment or prepayment of a LIBOR Rate Advance on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund such Advance.

(f)      Promptly after its receipt of a Notice of Borrowing, and subject to all other terms and conditions hereof, Lender shall make the amount of such requested Borrowing available to Borrower in same day funds, on the Borrowing Date requested by Borrower by wire transferring to the Borrower’s Loan Account the amount thereof on the requested Borrowing Date.”

(e)     Section 2.3(b) of the Loan Agreement is amended and restated as follows:

“(b)     Borrower may, at any time and from time to time, prepay any outstanding Advances, in whole or in part, upon at least two (2) days’ irrevocable written notice by Borrower to Lender, specifying the date and amount of prepayment, provided that to the extent any LIBOR Rate Advances are optionally prepaid on a date that is not the last day of any Interest Period with respect thereto, such prepayment shall be accompanied by any amounts due pursuant to Section 2.2(e). If such notice is given, Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein accompanied by the amount of accrued and unpaid interest thereon.”

(f)     Section 4.1 of the Loan Agreement is amended and restated as follows:

“SECTION 4.1     Interest. Borrower shall pay to Lender interest on the Advances, payable monthly in arrears on the first day of each month, commencing with the month immediately following the Closing Date, and on the Termination Date, at the following rates per annum:

(a)     Base Rate Advances. If such Advance is a Base Rate Advance, at a fluctuating rate which is equal to the Base Rate then in effect, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Base Rate.

(b)     LIBOR Rate Advances. If such Advance is a LIBOR Rate Advance, at a rate which is equal at all times during the Interest Period for such LIBOR Rate Advance to (i) the LIBOR Rate for the Interest Period selected by Borrower corresponding to such LIBOR Rate Advances, plus (ii) the Margin.”

(g)     Section 7.2(e)(iv) of the Loan Agreement is amended and restated as follows:

“(iv)     obligations pursuant to cash secured letters of credit (exclusive of the Letters of Credit provided hereunder) not to exceed $5,100,000; and”

(h)     All references in the Loan Agreement to “Notice of Continuation” shall mean and refer to “Notice of Continuation/Conversion.”

(i)     Schedule I to Exhibit B to the Loan Agreement is hereby added to the Loan Agreement in the form of Schedule I attached hereto.

2.     Ratification of Loan Documents and Collateral. Borrower hereby ratifies and affirms each of the Loan Documents, as amended hereby, and agrees to perform each obligation set forth in each of the Loan Documents, as amended hereby. Except as specifically modified and amended herein, all terms, warranties, representations, conditions and covenants contained in the Loan Agreement and the other Loan Documents shall remain in full force and effect. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Obligations. The terms of this Amendment are not intended to and do not serve as a novation as to the Loan Agreement or the indebtedness evidenced thereby. It is the express intention to affirm the Loan Agreement and the security thereby and any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for all Obligations.

3.     Borrower Representations and Warranties. Borrower represents and warrants to Lender as of the First Amendment Date that:

(a)     The representations, warranties, certifications and agreements contained in the Loan Documents are true, complete and accurate in all material respects as of the date hereof; provided, however, that those representations and warranties expressly referring to a specified date shall have been true, correct and complete in all material respects as of such date.

(b)     No Default or Event of Default currently exists under the Loan Documents and Borrower has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a Default or an Event of Default under the Loan Documents.

(c)     As of the date hereof, Borrower does not have any claim against Lender and no offset or defense to the payment or performance of the Obligations or any counterclaim or right to rescission to enforcement of any of the terms of the Loan Documents.

(d)     No voluntary actions or, to Borrower’s knowledge, involuntary actions are pending against Borrower under the bankruptcy or insolvency laws of the United States or any state thereof.

(e)     Borrower’s execution, delivery and performance of this Amendment will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority applicable to Borrower, or violate or conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any material contract or organizational documents of Borrower.

(f)     Borrower has the requisite corporate power and authority to enter into, to deliver and to perform this Amendment and Borrower has all material permits, licenses, consents and agreements of all Persons necessary or required for the Borrower to execute and deliver this Amendment and perform its obligations under this Amendment.

(g)     The Loan Documents, as any of the same have been modified, amended and restated (including, without limitation, pursuant to this Amendment), are the valid and legally binding obligation of Borrower subject only to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability or rights of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies.

4.     Covenants of Borrower. Borrower covenants to Lender as follows:

(a)     Borrower shall cause to be executed, delivered and performed such additional agreements, documents and instruments as may from time to time be reasonably required by Lender to effectuate the intent of this Amendment.

(b)     In consideration of the willingness of Lender to enter into this Amendment, Borrower fully, finally and forever releases and discharges Lender, together with its respective successors, assigns, directors, officers, employees, agents and representatives, from any and all actions, causes of action, claims, debts, demands, liabilities, obligations and suits, of whatever kind or nature, in law or in equity (collectively, the “Claims” and each individually, a “Claim”), that Borrower has or in the future may have, whether known or unknown, but only with respect to those Claims for which both of the following are true: (i) the Claim is in respect to the Revolving Credit Loan, the Loan Documents or the actions or omissions of Lender in respect to the Revolving Credit Loan or the Loan Documents, and (ii) the Claim arises from events occurring prior to or on the First Amendment Date. It is the intention of Borrower that the above release shall be effective as a full and final release of each and every matter specifically and generally referred to above.

5.     Costs and Expenses. Borrower agrees to promptly pay all reasonable out-of-pocket fees, charges, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with this Amendment and the matters contemplated herein in connection with the negotiation, preparation, execution and delivery of this Amendment and all related documents.

6.     Conditions Precedent. The effectiveness of this Amendment is subject to: (a) the receipt by Lender of this Amendment, duly executed and delivered by Borrower; and (b) the receipt by Lender of payment of all reasonable costs and expenses of Lender in connection with this Amendment pursuant to Section 5 hereof.

7.     Miscellaneous.

(a)     The Loan Documents as modified herein contain the entire understanding and agreement of Borrower and Lender with respect to the subject matter hereof and supersede all prior representations, warranties, agreements, arrangements and understandings. Except for actions expressly permitted to be taken by Lender as specifically set forth in the Loan Agreement or in any other Loan Document, no amendment, modification, termination or waiver of any provision of the Loan Documents as modified herein, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Lender.

(b)     All references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement as hereby modified and amended. This Amendment shall also constitute a Loan Document and all terms and conditions of the Loan Agreement (as modified herein) including, without limitation, events of default and the miscellaneous provisions set forth therein (including, without limitation, consent to jurisdiction, applicable law and waiver of jury) are incorporated herein as though set forth in full and Lender shall be entitled to the benefits thereof with respect to this Amendment.

(c)     This Amendment may be executed in any number of counterparts, including by facsimile, .pdf or other electronic signature, with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Pledge Agreement to be executed by their proper and duly authorized officers as of the date first set forth above.

BORROWER: ENERGY RECOVERY, INC., a Delaware corporation By: /s/Chris Gannon Name: Chris Gannon Title: Chief Financial Officer

LENDER: CITIBANK, N.A., a national banking association By: /s/ Nanci Dias Name: Nanci Dias Title:SVP

[Signature Page to

First Amendment to Loan and Pledge Agreement]

SCHEDULE I

BORROWING BASE CALCULATION

Borrower: Energy Recovery, Inc.

I.	CALCULATION OF ELIGIBLE ASSETS
	1.	Total fair market value of all Eligible Assets in Pledged Account(s)			$

	2.	LESS, each of the following:
		a)	Equity collateral in which the Loanable Value of a single issuer is greater than 5 days’ average daily trading volume for the last 6 months	$
		b)	Equity collateral with a share price of not more than $5.00	$
		c)	Equity collateral with an equity position that represents 5% or more of total shares outstanding of any single issuer	$
		d)	Equity collateral that cannot be sold on a daily basis by Lender of any Business Day without restriction or volume limitation	$
		e)	Equity collateral in which the Loanable Value of the common stock of any single issuer comprises more than 25% of the aggregate Loanable Value of all Eligible Assets	$
		f)	Debt collateral other than U.S. Treasury or U.S. government-guaranteed obligations with an issue size of less than $300 million	$
		g)	Debt collateral other than U.S. Treasury or U.S. government-guaranteed obligations that are pledged in an amount greater than the lesser of (i) $25 million or (ii) 2% of outstanding issue	$
h)

Debt collateral other than U.S. Treasury or U.S. government-guaranteed obligations that is not rated BBB or higher by Standard & Poor’s Rating Service, a division of McGraw-Hill, Inc., Baa by Moody’s Investor Services, Inc., or other equivalent rating by a rating agency acceptable to Lender

$
		i)	Debt collateral other than U.S. Treasury or U.S. government-guaranteed obligations the sale of which would be subject to restrictions if sold by Lender	$
j)

Debt collateral other than U.S. Treasury or U.S. government-guaranteed obligations in which the Loanable Value of notes or bonds issued by a single issuer comprise more than 25% of the aggregate Loanable Value of all Eligible Assets

$
		k)	TOTAL Ineligible Assets
			sum a through j above)	$

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3.	TOTAL ELIGIBLE ASSETS (Line 1 less Line 2(k))	$

II.	CALCULATION OF BORROWING BASE

4.

Cash, cash equivalents, and certificates of deposit held at Citibank with maturities less than 5 years, or money market or mutual funds whose investments are limited to those types of investments described above,

		$	x 100% = $

5.	US Federal government debt instruments (US treasury bills, notes and bonds)	$	x 90% = $

6.	US Federal government agency debt instruments	$	x 85% = $

7.	State, Municipal and Corporate Bonds which are rated greater or equal to BBB	$	x 70% = $

8.	NYSE traded equities	$	x 70% = $

9.	NYSE MKT formerly American Stock Exchange) traded equities	$	x 60% = $

10.	NASDAQ traded equities	$	x 50% = $

11.	TOTAL BORROWING BASE		$
(sum of Lines 4 through 10 above)

The undersigned hereby represents and warrants to Lender that the information set forth above is true and correct as of the date set forth below, and based upon the information set forth in Borrower’s books and records.

ENERGY RECOVERY, INC., a Delaware corporation

By:
Name: Title:

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